Exhibit (10)(R)

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 3, 2005, by and among Valley National Bancorp, a corporation chartered under the laws of the State of New Jersey (“Valley”), The NorCrown Trust, a trust organized under the laws of the State of New Jersey, (the “Trust”), and the persons listed on Exhibit A attached hereto (with the Trust, and each person listed on Exhibit A being referred to individually as a “Shareholder” and collectively as the “Shareholders”).

WHEREAS, immediately prior to the consummation of the Merger (as defined below), Shareholders were the owners of shares of common stock in NorCrown Bank, a commercial bank chartered under the laws of the State of New Jersey (the “NorCrown”) set forth opposite their names on Exhibit A attached hereto;

WHEREAS, the Shareholders have been issued Common Shares (defined below) in connection with the merger (the “Merger”) of NorCrown with and into Valley National Bank (“VNB”), a commercial bank chartered under the laws of the State of New Jersey and a wholly-owned subsidiary of Valley, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 9, 2004, (the “Merger Agreement”), among Valley, VNB, NorCrown, and the Trust;

WHEREAS, pursuant to the terms of the Merger Agreement and subject to the terms hereof, Valley has agreed to grant to the Shareholders the registration rights provided for below.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements set forth in the Merger Agreement and hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. Certain Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Common Shares” shall mean shares of no par value common stock of Valley.

“Person” shall mean any individual, corporation, company, partnership, association, trust, estate or other natural or juridical entity or organization, including without limitation any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government, self-regulatory organization, commission, or tribunal or any regulatory, administrative or other agency, or political or other subdivision, department or branch of any of the foregoing.

“Prospectus” shall mean any prospectus included in the Registration Statement, including any resale prospectus and any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

“Registration Expenses” shall mean the following expenses incident to performance of or compliance with this Agreement: (i) all applicable registration and filing fees imposed by the SEC and any securities exchange or exchanges, if any, on which Common Shares are then listed or the National Association of Securities Dealers, Inc. (the “NASD”); (ii) all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Shares under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, printing and distributing the Registration Statement, any Prospectus, stock certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Shares on any securities exchange or exchanges pursuant to Section 3(i) hereof; and (v) the fees and disbursements of counsel for Valley and of the independent public accountants of Valley, including the expenses relating to any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Registration Expenses” shall specifically exclude underwriting discounts and commissions relating to the Shares, the fees and disbursements of counsel representing any Shareholder, the fees and disbursements of counsel representing any underwriters relating to the Shares, transfer taxes, if any, relating to the sale or disposition of Shares by any Shareholder and any other expenses not included in the preceding sentence.

“SEC” shall mean the Securities and Exchange Commission or any successor entity.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shares” shall mean the Common Shares now or hereafter issued to the Shareholders pursuant to the Merger Agreement, and any additional Common Shares that may be received as stock dividends payable with respect to those Common Shares or otherwise received in connection with any stock split, exchange, conversion or recapitalization of Valley.

2. Registration Under the Securities Act.

(a) Registration. Subject to Section 6(b) below and provided the Shareholders have fulfilled their obligations under Section 4 hereof, Valley shall file a registration statement on Form S-3, or any applicable form promulgated by the SEC for which Valley is eligible (including any amendments thereto, the “Registration Statement”), relating to the sale of all of the Shares within five (5) days following receipt of a written request by the Trust, and Valley shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. Subject to Section 6(b) below, Valley agrees to use its best efforts to keep the Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act (and to include therein a prospectus at all times meeting the requirements of the Securities Act) during the period ((the “Effectiveness Period”) beginning on the date a Registration Statement filed hereunder (the “Initial Registration”) first becomes effective and ending on the earlier of (i) two years from the date of effectiveness of the Initial Registration, or (ii) the expiration of the holding period applicable to the Shares issued to the Shareholders in the Merger pursuant to Rule 144(k), or any successor provision, promulgated under the Securities Act, as such provision may be amended from time to time.

(b) Expenses. Valley shall pay all Registration Expenses in connection with a registration pursuant to this Agreement. The Shareholders shall pay all underwriting discounts and commissions relating to the Shares, the fees and disbursements of counsel representing the Shareholders, the fees and disbursements of counsel representing any underwriters relating to Shares, transfer taxes, if any, relating to the sale or disposition of Shares by the Shareholders and any other expenses of the Shareholders not included in the definition of Registration Expenses. Such expenses shall be allocated among the Shareholders in proportion to their holding of Shares.

(c) Subsequent Registration. If the Initial Registration or any Subsequent Registration ceases to be effective for any reasons at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), Valley shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Shares (a “Subsequent Registration”). If a Subsequent Registration is filed, Valley shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Registration continuously effective during the Effectiveness Period. As used herein, the term “Registration” means the Initial Registration and any Subsequent Registration.

3. Registration Procedures. In connection with the obligations of Valley under Section 2 hereof, Valley shall:

(a) prepare and file with the SEC, within the time period set forth in Section 2 hereof, and use its best efforts to have declared effective by the SEC, the Registration Statement, which shall (i) be available for public resale of the Shares by the Shareholders; and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

(b) (i) prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep it effective for the effectiveness period; (ii) cause any Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto;

(c) furnish to the Shareholders, upon request and without charge, as many copies of any Registration Statement, preliminary Prospectus or Prospectus and any amendment or supplement thereto as the Shareholders may reasonably request in order to facilitate the public sale or other disposition of the Shares;

(d) use its best efforts to register or qualify the Shares under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as the Shareholders may reasonably request in writing and keep such registration or qualification effective during the period the Registration Statement is required to be kept effective; provided, however, that in connection therewith, Valley shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this section 3(d), or (ii) subject itself to taxation in any such jurisdiction with respect to such registration or qualification;

(e) notify the Shareholders promptly and, if requested by the Shareholders, confirm in writing, (i) when the Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to a Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if Valley receives any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) the identity and contact information for the registrar and/or transfer agent for the Shares together with instructions relating to the delivery by the Shareholders of the Shares to be held for sale pursuant to the Registration Statement, and (vi) of the happening of any event during the period the Registration Statement is effective as a result of which (A) the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) a Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) use best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement by the SEC or any state securities authority as promptly as possible;

(g) furnish to the Shareholders upon request, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto);

(h) cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates representing Shares to be sold and not bearing any Securities Act legend and enable certificates for such Shares to be issued for such numbers of Shares and registered in such names as the Shareholders may reasonably request;

(i) cause all Shares registered pursuant hereunder to be listed on the securities exchange or automated quotation system on which similar securities issued by Valley are then listed.

4. Certain Agreements of the Shareholders. The Shareholders agree to furnish to Valley in writing such information regarding the Shareholders and their proposed distribution of Shares as Valley may from time to time reasonably request in connection with the preparation of the Registration Statement or the registration or qualification of the Shares under state securities or blue sky laws.

5. Indemnification, Contribution.

(a) Indemnification by Valley. Valley agrees to indemnify and hold harmless the Shareholders and their assigns as follows:

(i) subject to the limitation set forth in Section 5(c), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which the Shareholders may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any related filing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any Prospectus or any amendment or supplement thereto, or, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) subject to the limitation set forth in Section 5(c), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement, any omission or alleged omission, if such settlement is effected with the written consent of Valley; and

(iii) subject to the limitations set forth in Section 5(c), against any and all expense (including reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement, omission or alleged omission that relates to the sale by the Shareholders of Shares under the Registration Statement, to the extent that any such expense is not paid under subparagraph (i) or (ii) above or (d) below;

provided, however, that the indemnity provided pursuant to this Section 5(a) shall not apply to any Shareholder with respect to any loss, liability, claim, damage or expense that arises out of or is based solely upon (1) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Valley by any Shareholder with respect to any such Shareholder for use in the Registration Statement or any amendment thereto or a Prospectus or any amendment or supplement thereto or (2) trades made by any Shareholder in violation of section 6(a) below or (3) trades made by any Shareholder in violation of the prospectus delivery requirements of Section 5(b) of the Securities Act. This indemnity in Section 5(a) is in addition to any liability which Valley may otherwise have.

(b) Indemnification by the Shareholders. Each Shareholder (with respect to that particular Shareholder and the Shares owned by that particular Shareholder) agrees to indemnify and hold harmless Valley, each director of Valley, each officer of Valley who signed the Registration Statement and each other Person, if any, who controls Valley within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim damage or expense arises out of or is based solely upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Valley by the Shareholder with respect to the Shareholder for use therein or (ii) trades made by the Shareholder in violation of Section 6(a) below or (iii) trades made by the Shareholder in violation of the prospectus delivery requirements of Section 5(b) of the Securities Act or (iv) any sale of Shares by the Shareholder at any time prohibited by this Agreement; provided, that, in the case of the Shareholder’s obligation set forth in this Section 5(b) relating to Section 5(a)(ii) above, such settlement must be effected with the written consent of the Shareholder.

(c) Conduct of Indemnification Proceedings. The indemnified party shall give prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability that it may have under the indemnity agreement provided in Section 5(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or (b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by such indemnifying party; provided, however, that, if the defendants in any such action or proceeding include both an indemnified party and an indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying parties, then the indemnified parties shall be entitled to counsel (which shall be limited to a single law firm for all indemnified parties) the reasonable fees and expenses of which shall be paid by the indemnifying parties. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying parties will pay the reasonable fees and expenses of counsel (which will be limited to a single law firm for all indemnified parties) for the indemnified parties. In such event, however, no indemnifying party will be liable for any settlement effected without the prior written consent of such indemnifying party. If one or more of the indemnifying parties assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 5(c).

(d) Contribution.

(i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the indemnifying parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the indemnified party, in such proportion as is appropriate to reflect the relative fault of and benefits to each indemnifying party and each indemnified party in connection with the statements or omissions that resulted in such losses, claim, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying parties and indemnified parties shall be determined by reference to, among other things, the total proceeds received by each indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of each indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, access to information and opportunity to correct or prevent such action.

(ii) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d)(i) above.

(iii) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each director of Valley, each officer of Valley who signed the Registration Statement and each Person, if any, who controls Valley within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Valley.

(e) Notwithstanding any term or condition to the contrary, the liability of a Shareholder pursuant to this Section 5 shall be limited to the gross proceeds received by such Shareholder as a result of the sale giving rise to the liability.

(f) The obligations of Valley and the Shareholders under this Section 5 shall survive the completion of any offering of the Shares pursuant to the Registration Statement.

6. Suspension of Registration Requirement.

(a) Immediately prior to any anticipated sale of the Shares by a Shareholder subject to the Registration Statement, the Shareholder shall notify Valley in writing of the anticipated sale of the Shares. Each Shareholder agrees that he will not effect any sales of Shares pursuant to the Registration Statement after the Shareholder has received notice from Valley to suspend sales as a result of the occurrence or existence of any Suspension Event (as defined in section 6(b) below) until Valley provides written notice to the Shareholder that all Suspension Events have ceased to exist. Each Shareholder agrees that he will not effect any sales of Shares pursuant to the Registration Statement after the Shareholder has received notice from Valley to suspend sales because the Registration Statement, any Prospectus or any supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, until Valley notifies the Shareholder that the misstatement or omission has been corrected. Valley agrees that the period of time during which the Registration Statement must be kept effective pursuant to clause (i) of Section 2(a) shall be extended by a period which is not less than the aggregate number of days during which any suspension under this Section 6(a) or any Suspension Event is in effect.

(b) Notwithstanding anything to the contrary set forth in this Agreement, Valley’s obligation to file the Registration Statement and make any filings with any state securities authority, to use its best efforts to cause the Registration Statement or any state securities filings to become effective or to remain effective, or to amend or supplement the Registration Statement or any state securities filings shall be suspended in the event of and during a Suspension Event. A “Suspension Event” shall exist at such times as circumstances exist that Valley determines in good faith, on advice of counsel, that the filing, amending or supplementing of the Registration Statement or such filings or the causing of the Registration Statement or such filings to become effective or to remain effective or for the sale of Shares to occur under the Registration Statement shall require disclosure under applicable securities laws of material information in the Registration Statement (or any other document incorporated into the Registration Statement by reference) or such state securities filings as to which Valley has a bona fide business purpose for preserving confidentiality or which renders Valley unable to comply with SEC requirements. Valley shall notify the Shareholders promptly after any Suspension Event occurs or ceases to exist. Suspension of Valley’s obligations pursuant to this Section 6(b) shall continue for so long as a Suspension Event or its effect is continuing.

(c) Notwithstanding anything to the contrary in this Agreement, the Shareholders may sell their Shares at any time, regardless of the existence of a Suspension Event, so long as the Shareholders comply with Rule 144 in effecting any sale of the Shares.

7. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of Valley and each Shareholder, provided, however, that any amendment hereunder shall be effective as to any Shareholder who consents or agrees to such amendment regardless of whether the other Shareholders have also consented or agreed thereto.

(b) Notices. Unless otherwise provided, all notices or other communications required or permitted to be given to the parties hereto shall be in writing and shall, be deemed to have been given as if personally delivered (including personal delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient), or three (3) days after mailing by certified or registered mad, return receipt requested, first class postage prepaid, addressed as shown on Exhibit A attached hereto (or at such other address as the addressed party may have substituted by notice pursuant to this Section 7(b)).

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Valley. Except for the Trust, this Agreement and the registration rights granted hereunder shall inure to the benefit of and be binding upon the legal representatives and heirs of each Shareholder if he becomes disabled or deceased, and may be assigned by each Shareholder to any immediate family member of the Shareholder (including any great grandchild or grandchild) or a trust or limited partnership established by the Shareholder, in any such case in connection with an assignment of Common Shares by the Shareholder to such family member, trust or limited partnership by gift or for estate planning purposes, but otherwise may not be assigned by the Shareholder. Notwithstanding the foregoing, no purported assignment by the Shareholders shall be valid unless the assignee agrees to be bound by the provisions of this Agreement.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Headings and Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In construing the meaning of this Agreement, no party hereto shall be deemed the drafter of this Agreement and this Agreement shall be construed according to its fair meaning and not strictly against any person as the drafter hereof.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without giving effect to the conflicts of law provisions thereof.

(g) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior oral and written agreements and understandings and all contemporaneous written agreements and understandings between the parties with respect to such subject matter.

(h) This Agreement shall terminate and be of no further force and effect upon the earlier of the sale of all of the Shares by the Shareholders or the expiration of the restrictions on resale resulting from Rule 145 under the Securities Act.

IN WITNESS WHEREOF, Valley and the Trust have caused this Agreement to be executed by their duly authorized officers and the Shareholders have each executed this Agreement in their individual capacity, all as of the day and year first above written.

ATTEST:		VALLEY NATIONAL BANCORP

By:	/s/ Alan D. Eskow	By:	/s/ Gerald H. Lipkin
	Alan D. Eskow		Gerald H. Lipkin
	Executive Vice President and Chief Financial Officer		Chairman, President and Chief Executive Officer

ATTEST:		THE NORCROWN TRUST

By:	By:	/s/ Seryl Kushner
Seryl Kushner, Trustee

/s/ Charles Kushner
Charles Kushner, by Seryl Kushner, power-of-attorney

/s/ Morton Dear
Morton Dear

/s/ Alan R. Hammer
Alan R. Hammer

/s/ Howard S. Jonas
Howard S. Jonas

/s/ David M. Orbach
David M. Orbach

/s/ Barry H. Ostrowsky
Barry H. Ostrowsky

/s/ Joseph S. Paparatto
Joseph S. Paparatto

/s/ Alan G. Philibosian
Alan G. Philibosian

/s/ Gregory E. Sacco, Jr.
Gregory E. Sacco, Jr.

/s/ Bruce S. Schonbraun
Bruce S. Schonbraun